NEWS RELEASE

                              Release:  IMMEDIATE
                              For:      COMTEX News Network, Inc.
Contact:  Amber Gordon                  (Symbol: CMTX)
          703-820-2000

            STEPHEN W. ELLIS NAMED CHAIRMAN OF COMTEX

ALEXANDRIA, VA, December 20, 2002 - COMTEX News Network, Inc. (OTC BB: CMTX), a business-to-business provider of real-time news and content solutions, today announced that Stephen W. Ellis has been appointed to the position of Chairman of the Board of Directors, effective immediately. Dr. C.W. Gilluly, who introduced Mr. Ellis to the Company and proposed his selection as the new Chairman, will become Vice Chairman. Dr. Gilluly served as Chairman of the Company since 1992.

     "Comtex is the premier provider of real-time news in its market niche. I am pleased to become the Company's Chairman and look forward to expanding the scope of its strategic plans and operations," said Mr. Ellis.

     Mr. Ellis, 52, became a director of the Company in October 2002. He is a private investor specializing in information technology, financial services, and electronic market data firms. In addition to his investment activities, he has frequently served as an interim senior executive for developing companies in these same industries. Mr. Ellis is also currently President of Bolenka Games Online, a private firm in the online skilled game sector. Prior to this, he also served as Executive Vice President and Chief Financial Officer of GFI Group, Inc., one of the world's leading privately-held credit, equity, energy and foreign exchange derivatives brokerage firms. In addition, Mr. Ellis was Executive Vice President, Chief Financial Officer and a Director of HotJobs.com, where he organized the full-scale launch of the company and led its 1999 initial public stock offering and follow-on offerings. Other prior positions include Senior Vice President of Finance and Operation at Biztravel.com and Vice President and Chief Financial Officer of Metromedia Fiber Network, Inc. Mr. Ellis graduated from the Massachusetts Institute of Technology with a BS and a BSEE, and received his MBA from Stanford Graduate School of Business. He is also a certified public accountant.
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     COMTEX News Network, Inc is a leading real-time news
aggregator and distributor reaching millions of readers through more than 1,000 websites and applications throughout the world. COMTEX is a one-stop shop for real-time news and content products used in applications serving the needs of the financial services industry, individual and institutional investors, corporate information markets, consumer websites and government and association markets. COMTEX maximizes publisher value for more than 70 of the most recognized news agencies in the world by increasing their reach into high value applications and by generating additional revenue. COMTEX utilizes more than 20 years of news aggregation and distribution expertise and market-leading technology to enhance each customer's business model. Headquartered in Alexandria, VA, COMTEX can be found on the Web at http://www.comtexnews.net. COMTEX News Network, Inc. (OTCBB:
CMTX) is a leading business-to-business provider of real-time news and content solutions. COMTEX enhances news received from its worldwide network of news publishers, and delivers it to a large network of business information distributors, who serve the financial services, individual and institutional investor; wireless; and corporate information markets. COMTEX uses internally developed technology to process, generally in less than 5 seconds, more than 20,000 real-time news stories each day from approximately 70 newswire services and other publishers. COMTEX' unique and uniform processing allows its customers to more effectively select and utilize the content in their products and services. Processing includes, for each news story, conversion to NewsML, an industry standard format, and indexing by category, keyword and ticker symbol. Located in Alexandria, VA, COMTEX can be found on the World Wide Web at http://www.comtexnews.net

Please note: Except for the historical information contained herein, this press release contains forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, that involve a number of risks and uncertainties. These forward-looking statements may be identified by reference to a future period by use of forward-looking terminology such as "anticipate," "expect," "could," "intend," "may" and other words of a similar nature. These statements involve risks and uncertainties that could cause actual results to differ materially from those contemplated herein, including the occurrence of unanticipated events or circumstances relating to the fact that COMTEX is in a highly competitive industry subject to rapid technological, product and price changes. Other factors include the possibility that demand for the Company's products may not occur or continue at sufficient levels, changing global economic and competitive conditions, technological risks and other risks and uncertainties, including those detailed in the Company's filings with the Securities and Exchange Commission. COMTEX undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
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